Exhibit 99.1

Alset EHome International Inc. Prices $30 Million Underwritten

Public Offering

BETHESDA, MD / ACCESSWIRE / December 5, 2021 / Alset EHome International Inc. (NASDAQ:AEI) ("AEI" or the "Company"), a diversified holding company principally engaged through its subsidiaries in the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products, today announced the pricing of an underwritten public offering (“the Offering”) totaling $30 million in gross proceeds or $34.5 million in gross proceeds, if the over-allotment option is exercised in full. The offering consists of common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $0.60 per Share, and pre-funded warrants to purchase shares of Common Stock at a price of $0.599 per pre-funded warrant. The pre-funded warrants have an exercise price of $0.001 per share.

In addition, the Company granted the underwriters a 45-day option to purchase additional shares of Common Stock, representing up to 15% of the number of the Shares and the shares underlying the pre-funded warrants sold in the base offering, solely to cover over-allotments, if any.

The Offering is expected to close on December 8, 2021, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. is acting as sole book-running manager for the Offering.

The securities described above are being offered by Alset EHome International Inc. pursuant to an effective registration statement on Form S-1 (No. 333-261446) previously filed with the U.S. Securities and Exchange Commission (the "SEC") and declared effective by the SEC on December 3, 2021. A final prospectus (the "Prospectus") describing the terms of the proposed Offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the Prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this Offering, interested parties should read in their entirety the Prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such Prospectus, which provide more information about the Company and such Offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sales of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Alset EHome International Inc.

Alset EHome International is a diversified holding company executing on its vision to accelerate sustainable healthy living with a focus on the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products. Through its operating subsidiaries, AEI's mission is to provide a healthy living ecosystem that drives long-term exponential growth, building liquidity and value for shareholders. AEI is led by its chairman and CEO, Heng Fai Chan, a successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. Over his distinguished career, Heng Fai Chan has successfully restructured more than 35 corporations with a combined value of $25 billion.

Forward-Looking Statement Disclaimer

This press release includes statements relating to the size of the Offering, the completion of the Offering and the expected closing date of the Offering. These statements and other statements regarding the Company's future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the expected timing of the closing of the Offering and risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Offering. For a discussion of the most significant risks and uncertainties associated with the Company's business, please review our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please visit: www.alsetehomeintl.com.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

SOURCE: Alset EHome International Inc.